Exhibit 5.1

[Letterhead of Venable LLP]

February 6, 2015

American Assets Trust, Inc.
11455 El Camino Real, Suite 200
San Diego, California 92130
Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We have served as Maryland counsel to American Assets Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company from time to time of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000, covered by the Company’s Registration Statement on Form S-3 (File No. 333-179411), all amendments thereto (collectively, the “Prior Registration Statement”), and a prospectus supplement dated May 6, 2013, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). On or about February 6, 2015, the Company filed with the Commission a Registration Statement on Form S-3 to replace the Prior Registration Statement (as amended, the “New Registration Statement”), which New Registration Statement was declared effective by the Commission on the date hereof. As of the date hereof, shares of Common Stock having an aggregate offering price of up to $32,339,906 (the “Remaining Shares”), which constitute a portion of the Shares, remain available for issuance and sale from time to time pursuant to the New Registration Statement and the New Prospectus Supplement (as defined below).
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The New Registration Statement and the form of Prospectus included therein, and the related prospectus supplement (the “New Prospectus Supplement”), dated February 6, 2015, in the form filed with the Commission under the Securities Act;
2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

American Assets Trust, Inc.
February 6, 2015

4.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
5.Resolutions adopted by the Board of Directors of the Company (the “Board”) and a duly authorized committee thereof, relating to, among other matters, the registration, sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;
6.A certificate executed by an officer of the Company, dated as of the date hereof; and
7.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.The Remaining Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter.
6.Upon the issuance of any Remaining Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

American Assets Trust, Inc.
February 6, 2015

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.The issuance of the Remaining Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the Registration Statement, the Resolutions and any other resolutions adopted by the Board or a duly authorized committee thereof relating thereto, the Remaining Shares will be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Remaining Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP